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                         NORTHWEST AIRLINES CORPORATION

            1996 RETENTION AND LONG TERM INCENTIVE COMPENSATION PLAN


Section 1.  Purpose; Definitions.

The purpose of the Northwest Airlines Corporation 1996 Retention and Long Term Incentive Plan (the "Plan") is to enable Northwest Airlines Corporation to attract, retain and reward executive officers and other key employees of the Company and its Subsidiaries, and strengthen the mutuality of interests between such employees and the Company's stockholders, by providing long term performance-based compensation incentives, the value of which are tied directly to the value of the Company's Common Stock.

For purposes of this Plan, the following terms shall have the meanings set forth below:

     a. "Administrator" means the Chairman of the Compensation Committee of the Board or, if there is no Chairman, the Chairman or Co-Chairmen of the Board, acting together, or, if the Board elects to administer the Plan or there otherwise is no Administrator, the Board.

     b.   "Board" means the Board of Directors of the Company.

     c.   "Change in Control" means any one or more of the following:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

          (2) Individuals who, as of January 1, 1996, constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 1996, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company;

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          (3) Approval by the stockholders of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, and
          (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of such Incumbent Board, providing for such Business Combination; or

          (4) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, (X) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership immediately prior to such sale or other disposition of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (Y) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or other action of such Incumbent Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Incumbent Board.

     d. "Company" means Northwest Airlines Corporation and any successor thereof by way of merger, consolidation, sale of assets or otherwise.

     e. "Fair Market Value" means with respect to a share of Common Stock the average closing price of the Common Stock of the Company as reported on the Nasdaq National Market for the ten (10) trading days immediately preceding the applicable Valuation Date.

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     f.   "Performance Period" means a two or more year period ending on a
          December 31 occurring during the term of the Plan, as determined by the Administrator in connection with a Unit Award; a Unit Award may have one or more Performance Periods.

     g. "Performance Standards," "Performance Targets" and "Maximum Targets" mean with respect to a Unit Award and the related Performance Period(s) those criteria, factors and performance-based conditions which are to be established pursuant to Section 5 and which, if satisfied, will cause the vesting of the Units in accordance with the terms of the Unit Award.

     h. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     i. "Unit" means a phantom stock unit which represents, when vested, the right to receive a payment in cash on the Valuation Date applicable to such Unit equal to the Fair Market Value of a share of Class A Common Stock, par value $.01 per share ("Common Stock"), of the Company calculated as of the applicable Valuation Date.

     j.   "Unit Award" means an award of Units under Section 5 below.

     k. "Valuation Date" means with respect to a Unit (i) the date or dates (to be determined by the Administrator in its sole discretion at the time of a Unit Award) following the end of the applicable Performance Period with respect to which such Unit has vested as a result of the satisfaction of the applicable Performances Standards or (ii) the Vesting Date with respect to such Unit if such Unit has vested other than as a result of the satisfaction of the applicable Performances Standards.

     l. "Vesting Date" means with respect to a Unit the day on which such Unit vests in accordance with the terms of the Unit Award or the provisions of the Plan.


Section 2.  Administration of the Plan.

     a. The Plan shall be administered by the Administrator. The Administrator in its sole discretion shall have full and absolute power and authority to (i) select the executive officers and other key employees of the Company and its Subsidiaries to whom Units Awards may from time to time be granted hereunder; (ii) determine whether and to what extent Unit Awards are to be granted hereunder to one or more eligible employees; (iii) determine the number of Units to be covered by each such award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Unit Award granted hereunder (including, but not limited



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          to, the Performance Standards, the length of the Performance Period and any other restrictions or limitations, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Unit Award, based in each case on such factors as the Administrator shall determine, in its sole discretion); (v) determine whether, to what extent and under what circumstances amounts payable with respect to a Unit Award under the Plan shall be deferred either automatically or at the election of the participant; (vi) waive, amend, or modify the Performance Standards for any Unit Award; (vii) interpret the provisions of the Plan; and (viii) take all action necessary or appropriate to administer the Plan. All decisions, determinations, interpretations or other actions by the Administrator shall be final and binding on the participants and the Company.

     b. The Board in its sole discretion may from time to time elect to administer (and, in the event there is no Administrator, shall administer) the Plan and exercise all of the powers, authority and discretion of the Administrator under the Plan.

Section 3.  Maximum Number of Units; Adjustments.

     a. Subject to the adjustments provided for Section 3(b) below, the maximum number of Units with respect to which payment shall be made under the Plan shall be 400,000.

     b. In the event of any merger, reorganization, consolidation, sale of all or substantially all of the assets of the Company, recapitalization, stock dividend, stock split, reverse stock split or other change in corporate structure affecting the Common Stock, and provided in the case of any of the foregoing transactions no Change in Control has occurred or will occur in connection therewith, such substitution or adjustment shall be made (i) in the aggregate number of Units available for award under the Plan and/or the number or kind of shares (including shares of a successor or an affiliate) with respect to which a Unit represents the right to receive a cash payment, and (ii) in the number of outstanding Units granted under the Plan and/or the number or kind of shares (including shares of a successor or its affiliate) with respect to which an outstanding Unit represents the right to receive a cash payment, in each case as may be determined to be appropriate by the Administrator in its sole discretion, provided that the number of Units subject to any award shall always be a whole number.

     c. If all or any portion of a Unit Award granted hereunder is forfeited or all or any portion of a Unit Award otherwise terminates without a payment being made to the participant the Units with respect to which no payment has been made shall not be available for future awards under the Plan.


Section 4.  Termination of Employment upon Change in Control.


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All outstanding unvested Units shall become fully vested in the event of a
Change in Control and shall become payable upon the earlier of the termination of a participant's employment in connection with a Change in Control or when such Units otherwise would have been payable under the Plan had there been no Change in Control.

Section 5.  Performance Based Unit Awards.

     a. Subject to the provisions of the Plan, the Administrator shall have authority to determine the persons to whom and the time or times at which Unit Awards shall be made, the number of Units to be awarded pursuant to such awards, and all other conditions of the awards. The provisions of Unit Awards need not be the same with respect to each participant.

     b. Unit Awards made pursuant to the Plan shall be subject to the following terms and conditions:

          (i) Any Unit Award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Administrator, in its sole discretion.

          (ii) Each award under this Section 5 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

     c. The Performance Standards for a Performance Period shall be established by the Administrator during the initial three month period of the applicable Performance Period. The Performance Standards are intended to measure corporate performance against preset quantifiable goals during the Performance Period. A Performance Target and a Maximum Target may be established for each goal, as determined by the Administrator, in its sole discretion. All such Performance Targets and Maximum Targets shall constitute the Performance Standards for the applicable Performance Period. The Performance Standards are intended to focus the recipient of the Unit Award on the accomplishment of key long term strategic objectives which require more than one year to complete.


Section 6.  Payment.

The Company shall make the payments required with respect to vested Units on the Valuation Date for Units which vest as a result of the satisfaction of the applicable Performance Standards and in accordance with Section 4 for Units which vest in accordance therewith.

Section 7.  Unfunded Status of Plan.


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The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

Section 8.  General Provisions.

     a. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases.

     b. The adoption of the Plan shall not confer upon any participant any right to continued employment with the Company or a Subsidiary or affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or affiliate to terminate the employment of any of its employees at any time. Neither the participant nor any person entitled to receive any payment under the Plan in the event of the participant's death, if any, shall have any rights of a stockholder by reason of the grant or vesting of the Units under the Plan.

     c. The Company shall have the power and the right to deduct or withhold an amount of cash sufficient to satisfy federal, state and local taxes required by law to be withheld in connection with a payment made under the Plan.

     d. The validity, construction, interpretation, administration and effect of the Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Minnesota.

     e. Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by any participant, except as may be otherwise provided in the award agreement relating to the Unit Award. If a participant or anyone claiming under or through a participant attempts to violate this Section 8(e), such attempted violation shall be null and void and without effect.

     f. The Administrator shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments and may amend the terms of the grant of the Units under the Plan; provided, however, no such amendments shall impair the rights of a participant without such participant's consent.

Section 9.  Term of Plan.

     The Plan shall be effective as of January 1, 1996 and shall terminate on January 1, 2005.

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